UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2011
PAA Natural Gas Storage, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-34722	27-1679071
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
333 Clay Street, Suite 1500, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
     In connection with PAA Natural Gas Storage, L.P.’s (“PNG”) pending acquisition of SG Resources Mississippi, L.L.C. (the “Acquisition”) announced on December 28, 2010, PNG disclosed arrangements to fund the Acquisition with approximately $600 million of equity. Initially, approximately $262 million was to be provided by parties to that certain Common Unit Purchase Agreement dated December 23, 2010 (the “December Private Placement”), and the remaining approximately $338 million was to be provided by PNG’s parent, Plains All American Pipeline, L.P. (“Plains” or “PAA”), through a purchase of Common Units (as defined below) and a corresponding 2% general partner contribution, on substantially similar terms as the third-party purchasers.
     On January 19, 2011, PNG entered into a Common Unit Purchase Agreement with the purchasers named therein providing for the sale of 5.0 million common units representing limited partnership interests in PNG (“Common Units”) at a purchase price of $21.75 per Common Unit (the “January Private Placement”). The net proceeds from the sale of the Common Units, after deducting a commitment fee to be paid to certain of the purchasers, will be approximately $108 million and will be payable in cash at closing, which is expected to be substantially contemporaneous with the closing of the Acquisition. At closing, PNG will enter into a Registration Rights Agreement with the purchasers providing them with certain rights relating to registration of the Common Units under the Securities Act. The sale of the Common Units will be made in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.
     As a result of the January Private Placement, the equity proceeds to be provided by PAA will now be approximately $230 million, including its proportionate 2% general partner contribution. Assuming a closing date of February 15, 2011, PNG anticipates issuing 27.6 million Common Units, with 17.4 million Common Units being issued to the third-party investors and the remaining 10.2 million Common Units issued to PAA. As a result of the transactions, PAA’s aggregate ownership of PNG will decrease from approximately 77% to approximately 64%.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
No.	Description

2.1	Purchase and Sale Agreement dated December 28, 2010 by and among SGR Holdings, L.L.C., Southern Pines Energy Investment Co., LLC and PAA Natural Gas Storage, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on December 30, 2010).

Exhibit
No.	Description

10.1	Common Unit Purchase Agreement dated January 19, 2011 by and among PAA Natural Gas Storage, L.P. and the purchasers party thereto.

10.2	Form of Registration Rights Agreement by and among PAA Natural Gas Storage, L.P. and the purchasers party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAA Natural Gas Storage, L.P.

Date: January 20, 2011	By:	PNGS GP LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Vice President

INDEX TO EXHIBITS

Exhibit
No.	Description

2.1	Purchase and Sale Agreement dated December 28, 2010 by and among SGR Holdings, L.L.C., Southern Pines Energy Investment Co., LLC and PAA Natural Gas Storage, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on December 30, 2010).

10.1	Common Unit Purchase Agreement dated January 19, 2011 by and among PAA Natural Gas Storage, L.P. and the purchasers party thereto.

10.2	Form of Registration Rights Agreement by and among PAA Natural Gas Storage, L.P. and the purchasers party thereto.